Exhibit 99.1

Joint Press Release

LAKELAND BANCORP AND SOMERSET HILLS BANCORP ANNOUNCE ELECTION FORM DEADLINE AND

ANTICIPATED CLOSING DATE OF MERGER

OAK RIDGE, N.J. and BERNARDSVILLE, N.J., May 20, 2013 (GLOBE NEWSWIRE) — Lakeland Bancorp, Inc. (Nasdaq: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, and Somerset Hills Bancorp (Nasdaq: SOMH) (“Somerset Hills Bancorp”), the parent company of Somerset Hills Bank, today announced that they intend to close the merger of Somerset Hills Bancorp with and into Lakeland Bancorp (the “Merger”) and the merger of their respective bank subsidiaries on Friday, May 31, 2013.

In connection with the anticipated closing of the Merger, Lakeland Bancorp and Somerset Hills Bancorp also announced that the deadline for submitting Election Forms pertaining to the form of consideration that Somerset Hills Bancorp shareholders wish to receive in the Merger will be 5:00 p.m. (New York City time) on Tuesday, May 28, 2013 (the “Election Form Deadline”), the third business day prior to the closing of the Merger.

Election Forms were previously mailed to Somerset Hills Bancorp shareholders of record. To meet the Election Form Deadline, a shareholder of Somerset Hills Bancorp must properly complete his or her Election Form and cause it to be delivered by the Election Form Deadline, along with his or her Somerset Hills Bancorp stock certificate(s) and any other documents noted in the Election Form instructions, to American Stock Transfer & Trust Company, LLC, the Exchange Agent for the Merger. Shareholders of Somerset Hills Bancorp who have not already returned their Election Forms should deliver them prior to the Election Deadline to the Exchange Agent at the address shown below:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Somerset Hills Bancorp shareholders who need assistance in completing their Election Forms, or who would like to request a copy of an Election Form, may contact the Exchange Agent at (877) 248-6417 or (718) 921-8317.

The Merger transaction is described in the parties’ Joint Proxy Statement and Prospectus dated April 1, 2013. Elections will be subject to proration in accordance with the Agreement and Plan of Merger, dated as of January 28, 2013, by and between Lakeland Bancorp and Somerset Hills Bancorp.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. In connection with the Merger, Lakeland Bancorp has filed a registration statement with the Securities and Exchange Commission, which was declared effective. The joint proxy statement and prospectus contained in the registration statement was mailed to shareholders of Somerset Hills Bancorp and Lakeland Bancorp. On May 8, 2013, the Merger was approved by Somerset Hills Bancorp’s shareholders and the issuance of Lakeland common stock pursuant to the Merger was approved by Lakeland Bancorp’s shareholders. Investors are advised to read the joint proxy statement and prospectus because it contains important information. Copies of the joint proxy statement and prospectus and other documents filed by Lakeland Bancorp and Somerset Hills Bancorp with the SEC are available free of charge at the SEC’s web site at www.sec.gov. Documents filed by Lakeland Bancorp may also be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to

Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Documents filed by Somerset Hills Bancorp may also be accessed and downloaded for free at Somerset Hills Bancorp’s website at www.somersethillsbank.com or by directing a request to Investor Relations, Somerset Hills Bancorp, 155 Morristown Road, Bernardsville, New Jersey 07924 (908-221-0100).

Forward Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Neither Lakeland Bancorp nor Somerset Hills Bancorp assumes any obligation for updating any such forward-looking statements at any time.

Thomas J. Shara	Stewart E. McClure, Jr.
President & CEO, Lakeland Bancorp, Inc.	President & CEO, Somerset Hills Bancorp
973-697-2000	908-630-5000

Joseph F. Hurley	Alfred J. Soles
EVP & CFO, Lakeland Bancorp, Inc.	EVP & CFO, Somerset Hills Bancorp
973-697-2000	908-630-5018